EXHIBIT 99.1

PRA Group Reports First Quarter 2018 Results

NORFOLK, Va., May 09, 2018 (GLOBE NEWSWIRE) -- PRA Group (Nasdaq:PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the first quarter of 2018.  The Company reported diluted earnings per share of $0.47 compared to $1.03 in the first quarter of 2017.  The first quarter of 2017 included a net, after-tax gain of approximately $27 million on the sale of the Government Services business.

First Quarter Business Highlights

  Record global cash collections of $426.6 million, an increase of 12% compared to the first quarter of 2017, driven by operational efforts and portfolio purchasing.
  Nearly 3,100 full-time U.S. based collectors, an increase of 13% compared to the fourth quarter of 2017.
  Record Estimated Remaining Collections (ERC), driven by portfolio purchases and increases in cash collection estimates.

First Quarter Financial Highlights

  ERC of $5.78 billion which increased $634.5 million from the prior year quarter and $73.7 million sequentially.
  Net finance receivable revenue of $217.7 million compared to $194.5 million in the first quarter of 2017.
  Income from operations of $53.6 million compared to $53.3 million in the first quarter of 2017.
  Net income attributable to PRA Group, Inc. of $21.1 million compared to $48.2 million in the prior year quarter.  The first quarter of 2017 included a net, after-tax gain of approximately $27 million on the sale of Government Services.
  Investment in portfolios of $168.3 million compared to $227.8 million in the first quarter of 2017, including an increase of 14% in Americas Core.

“Since the middle of 2016, PRA has been hiring U.S. based collectors and has opened two new call centers to meet the needs of our existing portfolios and future purchases.  This quarter shows the results of those efforts with a 22% increase in cash collections in the U.S. call centers and a record quarter of global cash collections,” said Kevin Stevenson, president and chief executive officer of PRA Group.  “Hiring and operational improvements, together with record portfolio purchases in 2017, continue to drive increases in cash collections.  The hiring of additional collectors has done exactly what we communicated it would – allowed us to address our portfolios more appropriately, and that is reflected in our results.  I am impressed, but not surprised, that our team has been able to accommodate this growth.”

Cash Collections and Revenues

  The following table presents cash collections by quarter and by source on an as reported and currency-adjusted basis:

Cash Collection Source	2018	2017
($ in thousands)	Q1	Q4	Q3	Q2	Q1
Americas-Core	$246,237	$204,245	$212,756	$217,020	$226,906
Americas-Insolvency	55,280	59,103	60,436	53,163	49,813
Europe-Core	118,109	107,124	102,681	99,121	98,081
Europe-Insolvency	6,954	5,794	5,961	5,371	5,030
Total Cash Collections	$426,580	$376,266	$381,834	$374,675	$379,830

Cash Collection Source -
Constant Currency Adjusted	2018				2017
($ in thousands)	Q1				Q1
Americas-Core	$246,237				$226,405
Americas-Insolvency	55,280				49,997
Europe-Core	118,109				111,143
Europe-Insolvency	6,954				5,699
Total Cash Collections	$426,580				$393,244

  Cash collections in the quarter increased 12% compared to the first quarter of 2017.  U.S. call center cash collections increased 22% primarily from record portfolio acquisitions in 2017 and reaching appropriate staffing levels in the U.S. call centers. This was partially offset by decreases in Brazil cash collections and U.S. legal cash collections.  Americas Insolvency cash collections increased 11% primarily as a result of record portfolio purchases in 2017.
  Cash collections on fully amortized pools were $15.6 million, an increase of $2.1 million compared to the first quarter of 2017.
  Cash collections on nonaccrual pools were $17.5 million.
  Net finance receivable revenue increased 12% compared to the prior year period due to yield increases on certain pools in Americas Core and Europe Core, as well as record portfolio purchases in the Americas during 2017.
  Fee income declined $4.5 million primarily as a result of the sale of two fee-based subsidiaries in 2017.

Expenses

  Operating expenses in the quarter increased largely due to compensation and employee services and communication expenses.  The increase in compensation and employee services expense is due to the hiring of U.S. based collectors as the Company accommodates growth in the U.S. supply of nonperforming loans.  Communication expenses increased largely due to higher letter and call volume associated with record portfolio purchases in the U.S. during 2017 and approximately 1,100 additional collectors operating during the quarter compared to the first quarter of 2017.
  During the quarter, the Company recorded $5.4 million in pre-tax, noncash interest expense and amortization of debt issuance costs, a $3.7 million gain on interest rate swap agreements, and $1.2 million in amortization of intangible assets.
  The effective tax rate in the quarter was 20.9% reflecting the effects of U.S. tax reform and changes in mix of projected taxable income among jurisdictions.

Portfolio Acquisitions

  PRA Group invested $168.3 million in finance receivables in the first quarter.
  At the end of the first quarter, the Company had in place forward flow commitments in the amount of $351.3 million.

Portfolio Purchase Source	2018	2017
($ in thousands)	Q1	Q4	Q3	Q2	Q1
Americas-Core	$131,427	$160,278	$115,572	$144,871	$115,166
Americas-Insolvency	13,436	44,195	73,497	100,040	67,123
Europe-Core	18,000	152,417	14,695	42,876	39,505
Europe-Insolvency	5,392	17,698	7,146	7,860	6,020
Total Portfolio Purchasing	$168,255	$374,588	$210,910	$295,647	$227,814

Conference Call Information
PRA Group will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts.  To listen to a webcast of the call and view the accompanying slides, visit http://ir.pragroup.com/events-and-presentations. To listen by phone, call 888-695-7639 in the U.S. or 970-315-0482 outside the U.S.  The conference ID is 5969585.  To listen to a replay of the call until May 16, 2018, call 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. and use conference ID 5969585.

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With over 5,600 employees worldwide, PRA Group companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein which are not historical in nature, including PRA Group’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group’s filings with the Securities and Exchange Commission including but not limited to PRA Group’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group's website and contain a detailed discussion of PRA Group's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Consolidated Income Statements
For the three months ended March 31, 2018 and 2017
(unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017

Revenues:
Income recognized on finance receivables, net	$217,699	$194,535
Fee income	5,327	9,858
Other revenue	157	2,165
Total revenues	223,183	206,558

Operating expenses:
Compensation and employee services	81,237	68,468
Legal collection expenses	32,912	31,728
Agency fees	8,278	10,800
Outside fees and services	14,158	13,285
Communication	11,557	9,137
Rent and occupancy	4,314	3,783
Depreciation and amortization	4,929	5,215
Other operating expenses	12,184	10,885
Total operating expenses	169,569	153,301
Income from operations	53,614	53,257

Other income and (expense):
Gain on sale of subsidiaries	-	46,845
Interest expense, net	(25,781)	(21,257)
Foreign exchange gain	1,293	2,179
Other	243	-
Income before income taxes	29,369	81,024

Income tax expense	6,137	31,409
Net income	$23,232	$49,615
Adjustment for net income attributable to noncontrolling interests	2,126	1,448
Net income attributable to PRA Group, Inc.	$21,106	$48,167

Net income per common share attributable to PRA Group, Inc.:
Basic	$0.47	$1.04
Diluted	$0.47	$1.03

Weighted average number of shares outstanding:
Basic	45,231	46,406
Diluted	45,370	46,627

PRA Group, Inc.
Consolidated Balance Sheets
March 31, 2018 and December 31, 2017
(Amounts in thousands)
	(unaudited)
	March 31,	December 31,
ASSETS	2018	2017

Cash and cash equivalents	$101,418	$120,516
Investments	87,764	78,290
Finance receivables, net	2,767,131	2,771,921
Other receivables, net	14,308	15,770
Income taxes receivable	10,271	21,686
Net deferred tax asset	60,446	57,529
Property and equipment, net	53,788	49,311
Goodwill	544,293	526,513
Intangible assets, net	22,523	23,572
Other assets	37,639	32,656

Total assets	$3,699,581	$3,697,764

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$2,330	$4,992
Accrued expenses	85,137	85,993
Income taxes payable	23,872	10,771
Net deferred tax liability	146,410	171,185
Interest-bearing deposits	90,769	98,580
Borrowings	2,150,873	2,170,182
Other liabilities	15,146	9,018

Total liabilities	2,514,537	2,550,721

Redeemable noncontrolling interest	9,697	9,534

Equity:
Preferred stock, par value $0.01, authorized shares, 2,000,
issued and outstanding shares, 0	-	-
Common stock, par value $0.01, 100,000 shares authorized, 45,275 shares issued and outstanding at March 31, 2018; 100,000 shares authorized,
45,189 shares issued and outstanding at December 31, 2017	453	452
Additional paid-in capital	54,271	53,870
Retained earnings	1,228,808	1,211,632
Accumulated other comprehensive loss	(155,687)	(178,607)
Total stockholders' equity - PRA Group, Inc.	1,127,845	1,087,347
Noncontrolling interest	47,502	50,162
Total equity	1,175,347	1,137,509
Total liabilities and equity	$3,699,581	$3,697,764

Select Expenses (Income)
(in thousands)	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
CFPB expenses including penalty and redress	-	-	-	-	-	-	20	21
Acquisition/divestiture-related expenses	-	-	-	-	2,100	458	216	557
Legal costs not associated with normal operations	92	160	218	2,615	1,024	3,741	1,511	1,623
Noncash interest expense - amortization of debt discount	2,877	2,823	2,796	1,809	1,155	1,136	1,127	1,109
Noncash interest expense - amortization of debt issuance costs	2,553	2,501	2,505	2,635	1,928	1,929	1,647	2,277
Change in fair value on Interest rate swap agreements	(3,673)	420	(1,025)	(1,578)	158	(1,064)	(669)	1,399
Amortization of intangibles	1,222	1,016	1,037	869	1,410	929	1,661	1,808
Stock-based compensation expense	2,415	2,415	2,218	1,846	2,199	(3,330)	3,332	2,699

Purchase Price Multiples
as of March 31, 2018
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	Net Finance Receivables Balance (3)	ERC-Historical Period Exchange Rates (4)	Total Estimated Collections (5)	ERC-Current Period Exchange Rates (6)	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple (7)
Americas-Core
1996-2007	$638,460	$7,015	$30,278	$2,046,593	$30,278	321%	240%
2008	166,434	3,603	14,173	374,917	14,173	225%	220%
2009	125,155	865	27,803	458,854	27,803	367%	252%
2010	148,204	4,985	46,845	536,785	46,845	362%	247%
2011	209,625	12,606	66,779	725,666	66,779	346%	245%
2012	254,247	23,753	97,231	679,874	97,231	267%	226%
2013	391,247	70,571	220,876	980,948	220,876	251%	211%
2014	405,653	117,573	322,221	985,160	318,909	243%	204%
2015	444,516	173,302	399,613	967,727	401,173	218%	205%
2016	455,595	254,573	560,793	1,007,980	565,577	221%	201%
2017	536,130	466,780	880,523	1,060,591	879,773	198%	193%
2018	131,849	130,415	260,311	266,947	260,311	202%	202%
Subtotal	3,907,115	1,266,041	2,927,446	10,092,042	2,929,728
Americas-Insolvency
2004-2007	132,917	—	494	197,106	494	148%	148%
2008	108,549	—	517	168,662	517	155%	163%
2009	155,989	—	1,769	470,653	1,769	302%	214%
2010	208,947	—	3,215	547,333	3,215	262%	184%
2011	180,447	—	947	368,231	947	204%	155%
2012	251,433	—	1,375	388,349	1,375	154%	136%
2013	227,905	3,920	18,342	354,844	18,342	156%	133%
2014	148,720	20,772	33,630	211,087	33,583	142%	124%
2015	63,199	28,113	35,834	82,204	35,834	130%	125%
2016	92,290	46,194	55,800	111,922	55,887	121%	123%
2017	276,637	216,719	268,797	342,254	268,797	124%	125%
2018	13,588	13,587	17,012	17,100	17,012	126%	126%
Subtotal	1,860,621	329,305	437,732	3,259,745	437,772
Total Americas	5,767,736	1,595,346	3,365,178	13,351,787	3,367,500
Europe-Core
2012	20,426	—	2,319	38,398	1,998	188%	187%
2013	20,358	442	1,477	23,682	1,248	116%	119%
2014	797,539	312,494	1,038,365	2,121,937	966,698	266%	208%
2015	422,595	238,428	474,480	743,376	465,341	176%	160%
2016	348,857	282,181	442,083	578,493	483,364	166%	167%
2017	250,089	239,234	331,287	363,123	351,038	145%	144%
2018	17,913	17,562	25,449	25,935	25,449	145%	145%
Subtotal	1,877,777	1,090,341	2,315,460	3,894,944	2,295,136
Europe-Insolvency
2014	10,876	1,765	4,880	18,234	4,786	168%	129%
2015	19,408	7,696	14,038	28,829	13,261	149%	139%
2016	42,215	27,141	38,073	60,340	40,977	143%	130%
2017	38,836	39,405	46,996	49,742	49,731	128%	128%
2018	5,454	5,437	6,521	6,546	6,521	120%	120%
Subtotal	116,789	81,444	110,508	163,691	115,276
Total Europe	1,994,566	1,171,785	2,425,968	4,058,635	2,410,412
Total PRA Group	$7,762,302	$2,767,131	$5,791,146	$17,410,422	$5,777,912

(1) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.
(2) For our international amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the pool was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective quarter of purchase.
(3) For our international amounts, Net Finance Receivables are presented at the March 31, 2018 exchange rate.
(4) For our international amounts, Estimated Remaining Collections ("ERC")-Historical Period Exchange Rates is presented at the period-end exchange rate for the respective quarter of purchase.
(5) For our international amounts, Total Estimated Collections is presented at the period-end exchange rate for the respective quarter of purchase.
(6) For our international amounts, ERC-Current Period Exchange Rates is presented at the March 31, 2018 exchange rate.
(7) The Original Estimated Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information
Year-to-date as of March 31, 2018
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	Cash Collections (3)	Gross Revenue (3)	Amortization (3)	Allowance (3)	Net Revenue (3)	Net Finance Receivables as of March 31, 2018 (4)
Americas-Core
1996-2007	$638,460	$2,922	$2,259	$663	$(460)	$2,719	$7,015
2008	166,434	1,403	627	776	—	627	3,603
2009	125,155	2,431	2,361	70	125	2,236	865
2010	148,204	3,266	2,417	849	(2,325)	4,742	4,985
2011	209,625	6,539	5,388	1,151	(570)	5,958	12,606
2012	254,247	8,664	5,129	3,535	(2,000)	7,129	23,753
2013	391,247	16,915	12,005	4,910	1,945	10,060	70,571
2014	405,653	25,535	17,251	8,284	1,925	15,326	117,573
2015	444,516	39,516	20,877	18,639	—	20,877	173,302
2016	455,595	59,875	31,913	27,962	316	31,597	254,573
2017	536,130	72,534	41,712	30,822	380	41,332	466,780
2018	131,849	6,637	5,003	1,634	—	5,003	130,415
Subtotal	3,907,115	246,237	146,942	99,295	(664)	147,606	1,266,041
Americas-Insolvency
1996-2007	132,917	48	48	—	—	48	—
2008	108,549	72	72	—	—	72	—
2009	155,989	238	238	—	—	238	—
2010	208,947	441	441	—	—	441	—
2011	180,447	482	482	—	—	482	—
2012	251,433	1,704	1,704	—	—	1,704	—
2013	227,905	8,532	4,833	3,699	—	4,833	3,920
2014	148,720	7,609	1,554	6,055	—	1,554	20,772
2015	63,199	4,941	830	4,111	—	830	28,113
2016	92,290	6,761	1,193	5,568	210	983	46,194
2017	276,637	24,364	4,335	20,029	—	4,335	216,719
2018	13,588	88	88	—	—	88	13,587
Subtotal	1,860,621	55,280	15,818	39,462	210	15,608	329,305
Total Americas	5,767,736	301,517	162,760	138,757	(454)	163,214	1,595,346
Europe-Core
2012	20,426	583	585	(2)	—	585	—
2013	20,358	385	251	134	—	251	442
2014	797,539	58,099	33,059	25,040	(140)	33,199	312,494
2015	422,595	23,130	9,130	14,000	(224)	9,354	238,428
2016	348,857	20,190	6,581	13,609	1,743	4,838	282,181
2017	250,089	15,236	3,550	11,686	—	3,550	239,234
2018	17,913	486	136	350	—	136	17,562
Subtotal	1,877,777	118,109	53,292	64,817	1,379	51,913	1,090,341
Europe-Insolvency
2014	10,876	765	316	449	—	316	1,765
2015	19,408	1,228	396	832	—	396	7,696
2016	42,215	3,335	1,303	2,032	—	1,303	27,141
2017	38,836	1,600	548	1,052	—	548	39,405
2018	5,454	26	9	17	—	9	5,437
Subtotal	116,789	6,954	2,572	4,382	—	2,572	81,444
Total Europe	1,994,566	125,063	55,864	69,199	1,379	54,485	1,171,785
Total PRA Group	$7,762,302	$426,580	$218,624	$207,956	$925	$217,699	$2,767,131

(1) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.
(2) For our international amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the pool was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective quarter of purchase.
(3) For our international amounts, amounts are presented using the average exchange rates during the current reporting period.
(4) For our international amounts, Net Finance Receivables are presented at the March 31, 2018 exchange rate.

Cash Collections by Year, By Year of Purchase (1)
as of March 31, 2018
Amounts in thousands

Purchase Period	Purchase Price (2)(3)	Cash Collections
		1996-2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Total
Americas-Core
1996-2007	$638,460	$1,096,153	$222,628	$168,849	$137,689	$115,551	$89,405	$63,955	$45,247	$32,491	$20,745	$13,427	$2,922	$2,009,062
2008	166,434	—	47,253	72,080	62,363	53,654	42,850	31,307	21,027	13,786	8,989	6,031	1,403	360,743
2009	125,155	—	—	40,703	95,627	84,339	69,385	51,121	35,555	24,896	16,000	10,994	2,431	431,051
2010	148,204	—	—	—	47,076	113,554	109,873	82,014	55,946	38,110	24,515	15,587	3,266	489,941
2011	209,625	—	—	—	—	61,971	174,461	152,908	108,513	73,793	48,711	31,991	6,539	658,887
2012	254,247	—	—	—	—	—	56,901	173,589	146,198	97,267	59,981	40,042	8,664	582,642
2013	391,247	—	—	—	—	—	—	101,614	247,849	194,026	120,789	78,880	16,915	760,073
2014	405,653	—	—	—	—	—	—	—	92,660	253,448	170,311	114,219	25,535	656,173
2015	444,516	—	—	—	—	—	—	—	—	116,951	228,432	185,898	39,516	570,797
2016	455,595	—	—	—	—	—	—	—	—	—	138,723	256,531	59,875	455,129
2017	536,130	—	—	—	—	—	—	—	—	—	—	107,327	72,534	179,861
2018	131,849	—	—	—	—	—	—	—	—	—	—	—	6,637	6,637
Subtotal	3,907,115	1,096,153	269,881	281,632	342,755	429,069	542,875	656,508	752,995	844,768	837,196	860,927	246,237	7,160,996
Americas-Insolvency
1996-2007	132,917	61,154	42,794	33,842	27,347	18,234	8,574	1,884	1,151	802	463	321	48	196,614
2008	108,549	—	14,024	35,894	37,974	35,690	28,956	11,650	1,884	1,034	635	332	72	168,145
2009	155,989	—	—	16,635	81,780	102,780	107,888	95,725	53,945	5,781	2,531	1,581	238	468,884
2010	208,947	—	—	—	39,486	104,499	125,020	121,717	101,873	43,649	5,008	2,425	441	544,118
2011	180,447	—	—	—	—	15,218	66,379	82,752	85,816	76,915	35,996	3,726	482	367,284
2012	251,433	—	—	—	—	—	17,388	103,610	94,141	80,079	60,715	29,337	1,704	386,974
2013	227,905	—	—	—	—	—	—	52,528	82,596	81,679	63,386	47,781	8,532	336,502
2014	148,720	—	—	—	—	—	—	—	37,045	50,880	44,313	37,350	7,609	177,197
2015	63,199	—	—	—	—	—	—	—	—	3,395	17,892	20,143	4,941	46,371
2016	92,290	—	—	—	—	—	—	—	—	—	18,869	30,426	6,761	56,056
2017	276,637	—	—	—	—	—	—	—	—	—	—	49,093	24,364	73,457
2018	13,588	—	—	—	—	—	—	—	—	—	—	—	88	88
Subtotal	1,860,621	61,154	56,818	86,371	186,587	276,421	354,205	469,866	458,451	344,214	249,808	222,515	55,280	2,821,690
Total Americas	5,767,736	1,157,307	326,699	368,003	529,342	705,490	897,080	1,126,374	1,211,446	1,188,982	1,087,004	1,083,442	301,517	9,982,686
Europe-Core
2012	20,426	—	—	—	—	—	11,604	8,995	5,641	3,175	2,198	2,038	583	34,234
2013	20,358	—	—	—	—	—	—	7,068	8,540	2,347	1,326	1,239	385	20,905
2014	797,539	—	—	—	—	—	—	—	153,180	291,980	246,365	220,765	58,099	970,389
2015	422,595	—	—	—	—	—	—	—	—	45,760	100,263	86,156	23,130	255,309
2016	348,857	—	—	—	—	—	—	—	—	—	40,368	78,915	20,190	139,473
2017	250,089	—	—	—	—	—	—	—	—	—	—	17,894	15,236	33,130
2018	17,913	—	—	—	—	—	—	—	—	—	—	—	486	486
Subtotal	1,877,777	—	—	—	—	—	11,604	16,063	167,361	343,262	390,520	407,007	118,109	1,453,926
Europe-Insolvency
2014	10,876	—	—	—	—	—	—	—	5	4,297	3,921	3,207	765	12,195
2015	19,408	—	—	—	—	—	—	—	—	2,954	4,366	5,013	1,228	13,561
2016	42,215	—	—	—	—	—	—	—	—	—	6,175	12,703	3,335	22,213
2017	38,836	—	—	—	—	—	—	—	—	—	—	1,233	1,600	2,833
2018	5,454	—	—	—	—	—	—	—	—	—	—	—	26	26
Subtotal	116,789	—	—	—	—	—	—	—	5	7,251	14,462	22,156	6,954	50,828
Total Europe	1,994,566	—	—	—	—	—	11,604	16,063	167,366	350,513	404,982	429,163	125,063	1,504,754
Total PRA Group	$7,762,302	$1,157,307	$326,699	$368,003	$529,342	$705,490	$908,684	$1,142,437	$1,378,812	$1,539,495	$1,491,986	$1,512,605	$426,580	$11,487,440

(1) For our international amounts, Cash Collections are presented using the average exchange rates during the cash collection period.
(2) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.
(3) For our international amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period end exchange rate for the respective quarter of purchase.

Investor Contact:
Darby Schoenfeld, CPA
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

News Media Contact:
Nancy Porter
Vice President, Corporate Marketing
(757) 431-7950
Nancy.Porter@PRAGroup.com